EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



ACCESSPOINT CORPORATION
Los Angeles, California

We hereby consent to the use in the Annual Report Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934, Form 10-KSB, of our report dated April 04, 2002, relating to the financial statements of Accesspoint Corporation.



/s/ Lichter, Weil & Associates


Los Angeles, California
April 12, 2002